As filed with the Securities and Exchange Commission on January 23, 2001.

                                                Registration No. 333-95805
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                      POST-EFFECTIVE AMENDMENT NO. 2

                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT

                                  UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)

                                --------------


                      Pharmaceutical HOLDRS SM Trust
                     [Issuer with respect to the receipts]

        Delaware                     6211                   13-5674085
                              (Primary Standard          (I.R.S. Employer
    (State or other               Industrial          Identification Number)
      jurisdiction           Classification Code
  of incorporation or              Number)
     organization)

                                --------------

                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's
                         principal executive offices)

                                --------------

                                Copies to:

        Andrea L. Dulberg, Esq.                   Andrew B. Janszky
          Corporate Secretary                    Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith           599 Lexington Avenue
             Incorporated                      New York, New York 10022
           250 Vesey Street                         (212) 848-4000
       New York, New York 10281
            (212) 449-1000
  (Name, address, including zip code,
                  and
telephone number, including area code,
         of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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

PROSPECTUS

                      [LOGO OF PHARMACEUTICAL HOLDRS SM]


                       1,000,000,000 Depositary Receipts

                      Pharmaceutical HOLDRS SM Trust

     The Pharmaceutical HOLDRSSM Trust issues Depositary Receipts called Pharmaceutical HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the pharmaceutical industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Pharmaceutical HOLDRS in a round-lot amount of 100 Pharmaceutical HOLDRS or round-lot multiples. Pharmaceutical HOLDRS are separate from the underlying deposited common stocks that are represented by the Pharmaceutical HOLDRS. For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDR, see "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS" starting on page 10.

     Investing in Pharmaceutical HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Pharmaceutical HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

     The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the symbol "PPH". On January 17, 2001 the last reported sale price of the Pharmaceutical HOLDRS on the American Stock Exchange was $101.03.

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

             The date of this prospectus is January 23, 2001.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Pharmaceutical HOLDRS........................................  10
The Trust..................................................................  17
Description of Pharmaceutical HOLDRS.......................................  18
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  21
Federal Income Tax Consequences............................................  25
ERISA Considerations.......................................................  28
Plan of Distribution.......................................................  29
Legal Matters..............................................................  29
Where You Can Find More Information........................................  29

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Pharmaceutical HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Pharmaceutical HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Pharmaceutical HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Pharmaceutical HOLDRS or of the underlying securities through an investment in the Pharmaceutical HOLDRS.

                                    SUMMARY

      The Pharmaceutical HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the pharmaceutical industry. The number of shares of each company's common stock held by the trust with respect to each round-lot of Pharmaceutical HOLDRS is specified under "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." This group of common stocks, and the securities of any company that may be added to the Pharmaceutical HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 17 companies included in the Pharmaceutical HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Pharmaceutical HOLDRS are separate from the underlying common stocks that are represented by the Pharmaceutical HOLDRS. On January 17, 2001, there were 6,859,300 Pharmaceutical HOLDRS outstanding.

                                  RISK FACTORS

      An investment in Pharmaceutical HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Pharmaceutical HOLDRS, including the risks associated with a concentrated investment in the pharmaceutical industry.

General Risk Factors

     . Loss of investment. Because the value of Pharmaceutical HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Pharmaceutical HOLDRS if the underlying securities decline in value.

     . Discount trading price. Pharmaceutical HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the pharmaceutical industry. At the time of the initial offering, the companies included in the Pharmaceutical HOLDRS were generally considered to be involved in various segments of the pharmaceutical industry, however, the market price of the underlying securities and the Pharmaceutical HOLDRS may not necessarily follow the price movements of the entire pharmaceutical industry. If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRS will decline in value, even if common stock prices of companies in the pharmaceutical industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Pharmaceutical HOLDRS, may not be involved in the pharmaceutical industry. In this case, the Pharmaceutical HOLDRS may not consist of securities issued only by companies involved in the pharmaceutical industry.

     . Not necessarily comprised of solely pharmaceutical companies. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Pharmaceutical HOLDRS and that are not involved in the pharmaceutical industry may be included in the Pharmaceutical HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Pharmaceutical HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Pharmaceutical HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11, broadly defined sector classifications, the use of Standard and Poor's sector classifications to determine whether a new company will be included in the Pharmaceutical HOLDRS provides no assurance that each new company included in the Pharmaceutical HOLDRS will be involved in the pharmaceutical industry. Currently, the underlying securities included in the Pharmaceutical HOLDRS are represented in the Health Care and Consumer Staples sectors. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Pharmaceutical HOLDRS yet not be involved in the pharmaceutical industry. In addition, the sector classifications of securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications or both. Therefore, additional sector classifications may be represented in the Pharmaceutical HOLDRS which may also result in the inclusion in the Pharmaceutical HOLDRS of the securities of a new company that is not involved in the pharmaceutical industry.

     . No investigation of underlying securities. The underlying securities initially included in the Pharmaceutical HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Pharmaceutical HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRS may not necessarily be a diversified investment in the pharmaceutical industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Pharmaceutical HOLDRS, may also reduce diversification. Pharmaceutical HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Pharmaceutical HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Pharmaceutical HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. If you choose not to cancel your Pharmaceutical HOLDRS you cannot participate in a tender offer relating to an underlying security. The cancellation of Pharmaceutical HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Pharmaceutical HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Pharmaceutical HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Pharmaceutical HOLDRS, you will not be able to trade Pharmaceutical HOLDRS and will only be able to trade the underlying securities if you cancel your Pharmaceutical HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Pharmaceutical HOLDRS. If the Pharmaceutical HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Pharmaceutical HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Pharmaceutical HOLDRS are delisted. There are currently 17 companies whose securities are included in the Pharmaceutical HOLDRS.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities that were originally included in the Pharmaceutical HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

Risk Factors Specific to the Pharmaceutical Industry

     . Pharmaceutical company stock prices have been and will likely continue to be extremely volatile. Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

            . announcements of technological innovations or new commercial products;

            .  developments in patent or proprietary rights;

            .  government regulatory initiatives;

            . public concern as to the safety or other implications of pharmaceutical products;

            .  fluctuations in quarterly and annual financial results; and

            .  market conditions.

     . Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement. The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

     . Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly. The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties. In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

     . Many pharmaceutical companies face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

     . Research and development efforts may not result in successful products. A pharmaceutical company's success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources and the research and development process often takes 10 or more years from discovery to commercial product launch. This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will not achieve its goals and will have to abandon a product in which it has invested substantial amounts. A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market. Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company's results and financial condition.

     . Pharmaceutical companies must keep pace with rapid technological change to remain competitive. The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change. The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products. Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

     . Pharmaceutical companies are subject to extensive government regulation. Pharmaceutical products offered by pharmaceutical companies are subject to strict regulation by governmental regulatory authorities in countries throughout the world. Products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a pharmaceutical company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. For instance, the Food and Drug Administration (FDA), the agency which regulates and investigates drugs in the United States, can take as long as eight to nine years after an application is originally filed to approve a new drug application. The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries. Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

     . The international operations of many pharmaceutical companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many pharmaceutical companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

            .  general economic, social, and political conditions;

            .  the difficulty of enforcing intellectual property rights;

               agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls, or other similar restrictions;

            . volatility of currency markets and value of worldwide financial markets; and

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Pharmaceutical companies may be exposed to extensive product liability costs. Product liability is a significant commercial risk for many pharmaceutical companies. Substantial damage awards have been granted in several jurisdiction against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company. Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

     . Many pharmaceutical companies are dependent on key personnel for success. The success of many pharmaceutical companies is highly dependent on the experience, abilities, and continued services of key executive officers and key scientific and technical personnel. If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined. The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

     . One company currently included in the Pharmaceutical HOLDRS, Andrx Corporation Andrx Group is a tracking stock and is therefore subject to additional risks relating to an investment in a tracking stock. The risks associated with tracking stocks include the following:

            . Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of the operations of Andrx Corporation that are not tracked by the Andrx Group tracking stock could negatively affect the market price of the Andrx Group tracking stock and the Pharmaceutical HOLDRS and the market price of the Andrx Group tracking stock may not reflect the performance of the operations the tracking stock is intended to reflect.

            . A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of the Andrx Group tracking stock or that favor the other shareholders to the detriment of the Andrx Group tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the operations tracked by the Andrx Group tracking stock without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

            . In the event of a dissolution of Andrx Corporation, the holders of the Andrx Group tracking stock will not have preferential rights to the respective assets of the tracked operations and these assets may become subject to liabilities attributable to the rest of Andrx Corporation. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated by a specified formula regardless of the Andrx Group tracking stock's relative contribution to the company as a whole.

            . On each additional issuance of any class of stock by Andrx Corporation, the voting rights, rights on dissolution and rights to dividends on Andrx Group tracking stock will be diluted. In addition, any additional issuances of Andrx Group tracking stock could dilute the value of the Andrx Group tracking stock and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

        Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Andrx Corporation for more information on the Andrx Group tracking stock. For information on where you can access Andrx Corporation's public filings, please see "Where You Can Find More Information."

                    HIGHLIGHTS OF PHARMACEUTICAL HOLDRS

      This discussion highlights information regarding Pharmaceutical HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRS.

Issuer.......................
                               Pharmaceutical HOLDRS Trust.

The trust....................
                               The Pharmaceutical HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................
                               The Bank of New York, a New York state-
                               chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.

Purpose of Pharmaceutical

 HOLDRS......................  Pharmaceutical HOLDRS are designed to achieve the following:

                               Diversification. Pharmaceutical HOLDRS are designed to allow you to diversify your investment in the pharmaceutical industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of
                               Pharmaceutical HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Pharmaceutical HOLDRS, and can cancel their Pharmaceutical HOLDRS to receive each of the underlying securities represented by the Pharmaceutical HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Pharmaceutical HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................

                               The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the pharmaceutical industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Distributions" and "-- Reconstitution events." There are currently 17 companies included in the Pharmaceutical HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Pharmaceutical HOLDRS....  The trust has issued, and may continue to issue, Pharmaceutical HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Pharmaceutical HOLDRS themselves are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS.


                               The following chart provides the

                               . names of the 17 issuers of the underlying securities currently represented by a Pharmaceutical HOLDR,
                               .  stock ticker symbols,

                               . share amounts currently represented by a round-lot of 100 Pharmaceutical HOLDRS, and


                               .  principal U.S. market on which the
                                  securities of the selected companies are traded.

                                                                     Primary
                                                            Share    Trading
                        Name of Company(/1/)        Ticker Amounts    Market
                   -------------------------------  ------ -------  ----------
                   Abbott Laboratories               ABT       14      NYSE
                   Allergan, Inc.                    AGN        1      NYSE
                   American Home Products
                    Corporation                      AHP       12      NYSE
                   Andrx Corporation-Andrx
                    Group(/2/)                      ADRXD       2*  Nasdaq NMS
                   Biovail Corporation(/3/)          BVF        4*     NYSE
                   Bristol-Myers Squibb Company      BMY       18      NYSE
                   Eli Lilly & Company               LLY       10      NYSE
                   Forest Laboratories, Inc.         FRX        2*     NYSE
                   ICN Pharmaceuticals, Inc.         ICN        1      NYSE
                   IVAX Corporation                  IVX      1.5*     AMEX
                   Johnson & Johnson                 JNJ       13      NYSE
                   King Pharmaceuticals, Inc.(/4/)    KG   3.1875*     NYSE
                   Merck & Co., Inc.                 MRK       22      NYSE
                   Mylan Laboratories, Inc.          MYL        1      NYSE
                   Pfizer Inc.(/5/)                  PFE       58*     NYSE
                   Schering-Plough Corporation       SGP       14      NYSE
                   Watson Pharmaceuticals, Inc.      WPI        1      NYSE

                               --------

                               *Reflects previous stock split or business combination.

                               (1)  In March 2000, Monsanto Company merged
                                    with Pharmacia & Upjohn, Inc., creating
                                    the combined company Pharmacia
                                    Corporation. As a result, shares of
                                    Pharmacia Corporation were distributed to holders of Pharmaceutical HOLDRS and shares of common stock of Pharmacia & Upjohn are no longer represented in the Pharmaceutical HOLDRS.

                               (2)  On September 7, 2000, Andrx Corporation
                                    reclassified its publicly traded common
                                    stock into two tracking stocks--Andrx
                                    Group and Cybear Group. As a result of the reclassification the one share of Andrx Corporation previously included in the Pharmaceutical HOLDRS has been exchanged for two shares of Andrx Group tracking stock and 0.2978 shares of Cybear Group tracking stock. Currently, two shares of Andrx Group tracking stock are included in a round-lot of 100 Pharmaceutical HOLDRS and 0.2978 shares of Cybear Group tracking stock has been distributed from the Pharmaceutical HOLDRS.

                               (3)  On March 16, 2000, Biovail Corporation
                                    International changed its name to Biovail
                                    Corporation.

                               (4)  On May 23, 2000, King Pharmaceuticals,
                                    Inc. began trading on the New York Stock
                                    Exchange under the symbol "KG." On August
                                    31, 2000, King Pharmaceuticals merged with
                                    Jones Pharma Incorporated, exchanging
                                    1.125 shares of King Pharmaceuticals
                                    common stock for each share of Jones
                                    Pharma common stock. As a result, the
                                    share amount of King Pharmaceuticals
                                    represented by a round-lot of 100
                                    Pharmaceutical HOLDRS is now 3.1875.

                               (5)  On June 19, 2000, Pfizer Inc. completed
                                 its acquisition of Warner-Lambert Company. As a result, the eight shares of Warner-Lambert previously represented in each round-lot of 100 Pharmaceutical HOLDRS have been exchanged for 22 shares of Pfizer. The share amount of Pfizer represented by a round-lot of 100 Pharmaceutical HOLDRS is 58.

                               These companies generally were considered to be among the 17 largest and most liquid companies with U.S.-traded common stock involved in the pharmaceutical industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company was determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

                               The number of outstanding Pharmaceutical HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases....................
                               You may acquire Pharmaceutical HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Issuance and cancellation
 fees........................  If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Pharmaceutical HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS.

Commissions..................

                               If you choose to deposit underlying securities in order to receive Pharmaceutical HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee, described above.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 Pharmaceutical HOLDRS.......  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Pharmaceutical HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Pharmaceutical HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......
                               As an owner of a Pharmaceutical HOLDR, you have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees; any distributions of securities by an issuer of underlying securities will be deposited into the trust and become part of the Pharmaceutical HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                               If you wish to participate in a tender offer for underlying securities, or any form of stock repurchase plan by an issuer of an underlying security, you must obtain the underlying securities by surrendering your Pharmaceutical HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........
                               The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Pharmaceutical HOLDRS, only if the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                               To the extent a distribution of underlying securities from the Pharmaceutical HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.


                               In addition, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where a corporate event occurs, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
                               (1) have a Standard & Poor's sector
                               classification that is different from the sector classification of any other security then included in the Pharmaceutical HOLDRS or
                               (2) are not listed for trading on a U.S.
                               national securities exchange or through Nasdaq
                               NMS.

                               It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Pharmaceutical HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS will be distributed from the Pharmaceutical HOLDRS to you.

Standard & Poor's sector
 classifications........
                               Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events...........
                               A. The Pharmaceutical HOLDRS are delisted from
                                  the American Stock Exchange and are not
                                  listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Pharmaceutical HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Pharmaceutical HOLDRS vote to dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Federal income tax
 consequences................  The federal income tax laws will treat a U.S.
                               holder of Pharmaceutical HOLDRS as directly owning the underlying securities. The Pharmaceutical HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................

                               The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the symbol "PPH". On January 17, 2001 the last sale price of Pharmaceutical HOLDRS was $101.03.

Trading......................  Investors are only able to acquire, hold, transfer and surrender a round-lot of 100
                               Pharmaceutical HOLDRS. Bid and ask prices, however, are quoted per single Pharmaceutical HOLDRS.

Clearance and settlement.....

                               Pharmaceutical HOLDRS have been issued in book-entry form. Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Pharmaceutical HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Pharmaceutical HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Pharmaceutical HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Pharmaceutical HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Pharmaceutical HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Pharmaceutical HOLDRS trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                   DESCRIPTION OF PHARMACEUTICAL HOLDRS

      The trust has issued Pharmaceutical HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

      Pharmaceutical HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS."

      Beneficial owners of Pharmaceutical HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Pharmaceutical HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Pharmaceutical HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Pharmaceutical HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Pharmaceutical HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Pharmaceutical HOLDRS are available only in book-entry form. Owners of Pharmaceutical HOLDRS hold their Pharmaceutical HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the pharmaceutical industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were as of December 15, 1999 among the largest capitalized and most liquid companies in the pharmaceutical industry as measured by market capitalization and trading volume.

      The Pharmaceutical HOLDRS may no longer consist of securities issued by companies involved in the pharmaceutical industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the pharmaceutical industry and will undertake to make adequate disclosures when necessary.

      Underlying securities. For a list of the underlying securities represented by Pharmaceutical HOLDRS, please refer to "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. The trust, the trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Pharmaceutical HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table sets forth the composite performance of all of the 17 underlying securities represented by a single Pharmaceutical HOLDR, measured at the close of the business day on June 25, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to January 17, 2001. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                    Closing
1998                 Price
----                -------
June 25............  83.96
June 30............  83.29
July 31............  83.09
August 31..........  74.62
September 30 ......  84.06
October 30 ........  86.60
November 30 .......  92.55
December 31 .......  96.74

                    Closing
1999                 Price
----                -------
January 29 ........  97.28
February 26 .......  99.83
March 31 .......... 102.08
April 30 ..........  93.19
May 28 ............  89.94
June 30 ...........  94.18
July 30 ...........  87.53
August 31 .........  92.21
September 30 ......  85.19
October 29 ........  97.06
November 30 .......  95.11
December 31 .......  84.43

                    Closing
2000                 Price
----                -------
January 31 ........  89.93
February 29 .......  78.17
March 31 ..........  82.69
April 28 ..........  91.23
May 31 ............  96.80
June 30 ........... 105.93
July 31 ...........  97.61
August 31 .........  94.93
September 29 ...... 101.50
October 31 ........ 107.63
November 30 ....... 111.94
December 29 ....... 114.20
2001
----
January 17 ........ 101.03

            [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Pharmaceutical HOLDRS, provides that Pharmaceutical HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

      The trustee. The Bank of New York serves as trustee for the Internet Architecture HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Pharmaceutical HOLDRS. You may create and cancel Pharmaceutical HOLDRS only in round-lots of 100 Pharmaceutical HOLDRS. You may create Pharmaceutical HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS. Similarly, you must surrender Pharmaceutical HOLDRS in integral multiples of 100 Pharmaceutical HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Pharmaceutical HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

      Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Pharmaceutical HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Pharmaceutical HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date such securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Pharmaceutical HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

      This will also apply if ANDRX Corporation converts the Cybear Group tracking stock into another class of securities of ANDRX Corporation or one of its subsidiaries.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS will be distributed from the Pharmaceutical HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Pharmaceutical HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Pharmaceutical HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS.

      Further issuances of Pharmaceutical HOLDRS. The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRS on a continuous basis without your consent.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Pharmaceutical HOLDRS will surrender their Pharmaceutical HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Pharmaceutical HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Pharmaceutical HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRS.

      Issuance and cancellation fees. If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Pharmaceutical HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and the Pharmaceutical HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRS.

      The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Pharmaceutical HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Morever, this summary does not address Pharmaceutical HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Pharmaceutical HOLDRS

      A receipt holder purchasing and owning Pharmaceutical HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Pharmaceutical HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRS. Similarly, with respect to sales of Pharmaceutical HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.


Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Pharmaceutical HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     .  at least 75% of its gross income is "passive income;" or

     . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Pharmaceutical HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Pharmaceutical HOLDRS or of the underlying securities unless:

     . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust issued Pharmaceutical HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Pharmaceutical HOLDRS. The trust delivered the initial distribution of Pharmaceutical HOLDRS against deposit of the underlying securities in New York, New York on approximately February 3, 2000.

      Investors who purchase Pharmaceutical HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Pharmaceutical HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Pharmaceutical HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith

Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRS. This prospectus relates only to Pharmaceutical HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                         ABBOTT LABORATORIES (ABT)

      Abbott Laboratories develops, manufactures and sells a broad and diversified line of health care products and services. Abbott's products include pharmaceuticals, diagnostic, hospital, nutritional and chemical products. Abbott markets its products worldwide through affiliates and distributors to retailers, wholesalers, hospitals, health care facilities, physicians offices, laboratories, and government agencies around the world. Abbott sold its agricultural products business to Sumitomo Chemical Co., Ltd. in January 2000. On December 15, 2000 Abbott announced it had entered into a definitive agreement for the acquisition of the pharmaceutical operations of BASF AG. The acquisition remains subject to approval by regulatory agencies and customary closing conditions.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    17 11/16 January   21 1/4   January   27 1/4   January   35 13/32 January   46 7/16  January   32 9/16
February   17 3/4   February  20 7/8   February  28 1/8   February  37 13/32 February  46 5/16  February  33
March      17 7/8   March     20 3/8   March     28 1/16  March     37 21/32 March     46 13/16 March     35 3/16
April      19 11/16 April     20 5/16  April     30 1/2   April     36 9/16  April     48 3/8   April     38 7/16
May        20       May       21 9/16  May       31 1/2   May       37 3/32  May       45 3/16  May       40 11/16
June       20 1/4   June      21 3/4   June      33 3/8   June      41       June      45 3/8   June      44 9/16
July       20       July      21 15/16 July      32 23/32 July      41 5/8   July      42 15/16 July      41 5/8
August     19 3/8   August    22 1/2   August    29 31/32 August    38 1/2   August    43 3/8   August    43 49/64
September  21 5/16  September 24 5/8   September 31 31/32 September 43 7/16  September 36 11/16 September 47 9/16
October    19 7/8   October   25 3/8   October   30 21/32 October   47       October   40 3/8   October   52 13/16
November   20 5/16  November  27 13/16 November  32 9/16  November  48       November  38       November  55 1/16
December   20 13/16 December  25 3/8   December  32 3/4   December  49       December  36 5/16  December  48 7/16

      The closing price on January 18, 2001 was 45.06.

                           ALLERGAN, INC. (AGN)

      Allergan, Inc. develops, manufactures and markets a broad range of eye care specialty pharmaceutical products and ophthalmic surgical products. Allergan's eye care products treat a variety of diseases and disorders of the eye and include consumer contact lens products. Its speciality pharmaceutical products include therapeutic and cosmetic skin care products and products used for the treatment of neuromuscular disorders. Allergan's surgical products are primarily used in cataract surgery. Allergan's eye products are marketed and sold through a global marketing and regional sales force system. Its speciality pharmaceutical products are sold to drug wholesalers and retail chains.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    14 1/2   January   16 5/8   January   17 11/16 January   17       January   38 7/16  January   57
February   14 7/16  February  18 5/8   February  17       February  17 1/2   February  40 3/4   February  50 5/16
March      14 3/4   March     18 7/16  March     14 9/16  March     19       March     43 15/16 March     50
April      13 9/16  April     17 11/16 April     13 3/8   April     20 25/32 April     44 15/16 April     58 7/8
May        13 5/16  May       19 1/4   May       14 13/16 May       21       May       46 1/2   May       68 11/16
June       13 9/16  June      19 3/4   June      15 29/32 June      23 3/16  June      55 1/2   June      74 1/2
July       15 1/8   July      20 3/8   July      15 31/32 July      26 1/8   July      47 1/4   July      66 15/16
August     15 3/16  August    19 7/16  August    16 3/16  August    23 5/8   August    49 15/16 August    73 9/64
September  16 11/16 September 19 1/16  September 18 3/32  September 29 3/16  September 55       September 84 13/32
October    14 11/16 October   15 3/16  October   16 15/32 October   31 7/32  October   53 11/16 October   84 1/16
November   15 1/2   November  16 1/16  November  16 15/16 November  30 7/16  November  49 3/16  November  92 13/16
December   16 1/4   December  17 13/16 December  16 25/32 December  32 3/8   December  49 3/4   December  96 13/16

      The closing price on January 18, 2001 was 82.19.

                 AMERICAN HOME PRODUCTS CORPORATION (AHP)

      American Home Products Corporation researches, develops, manufactures and markets a diversified line of products in two primary business segments: pharmaceuticals and consumer health care products. The pharmaceutical segment manufactures and sells branded and generic ethical pharmaceuticals, nutritionals and animal biologicals and pharmaceuticals. The consumer healthcare segment manufactures and distributes cold and allergy remedies and nutritional products including Advil, Robitussin, Dimetapp and Centrum Silver vitamins. On February 7, 2000 American Home Products and Warner-Lambert Company terminated their merger agreement dated November 3, 1999. On June 30, 2000, American Home Products announced it had completed the sale of its agricultural products business to BASF AG.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    17 17/32 January   25 1/2   January   31 11/16 January   47 23/32 January   58 11/16 January   47 1/16
February   17 7/8   February  24 21/32 February  32       February  46 7/8   February  59 1/2   February  43 1/2
March      17 13/16 March     27 3/32  March     30       March     47 11/16 March     65 1/4   March     53 3/4
April      19 5/16  April     26 3/8   April     33 1/16  April     46 9/16  April     61       April     56 1/4
May        18 7/16  May       26 3/4   May       38       May       48 5/16  May       57 5/8   May       53 7/8
June       19 11/32 June      30 1/16  June      38 1/4   June      51 3/4   June      57 3/8   June      58 3/4
July       19 3/4   July      28 3/8   July      41 7/32  July      51 1/2   July      51       July      53 1/16
August     19 1/4   August    29 5/8   August    36       August    50 1/8   August    41 1/2   August    54 13/64
September  21 7/32  September 31 7/8   September 36 1/2   September 52 5/8   September 41 1/2   September 56 7/16
October    22 5/32  October   30 5/8   October   37 1/16  October   48 15/16 October   52 1/4   October   63 1/2
November   22 13/16 November  32 3/16  November  34 29/32 November  53 3/8   November  52       November  60 1/8
December   24 1/4   December  29 5/16  December  38 1/4   December  56 3/8   December  39 1/4   December  63 35/64

      The closing price on January 18, 2001 was 54.15.

                  ANDRX CORPORATION--ANDRYX GROUP (ADRX)

      Andrx Corporation's Andryx Group formulates and commercializes oral controlled-release pharmaceuticals using proprietary drug delivery technologies. The Andrx Group develops generic versions of selected high sales volume controlled-release brand name pharmaceuticals and develops its own brand name formulations of certain existing drugs available only in immediate-release form. The Andrx Group focuses on pharmaceutical products with high sales volumes and patents that will expire in a time frame that allows Andrx to complete development prior to expiration. Products include a variety of treatments for hypertension, angina, ulcers and inflammation. On September 7, 2000, Andrx Corporation reclassified its publicly traded common stock into Andrx Group tracking stock, which tracks the performance of the Andrx Group, and the Cybear Group tracking stock, which develops Internet applications to improve the efficiency of day-to-day administrative and communications tasks for participants in the healthcare industry. Owning either stock does not represent a direct legal interest in the assets or liabilities of the Andrx Group or the Cybear Group. Rather, shareholders remain invested in the Andrx Corporation.

      Some of the terms of the Andrx Group tracking stock include:

      Voting. Holders of Andrx Group tracking stock do not have direct voting rights in the Andrx Group. On all matters as to which both classes of Andrx common stock would vote together as a single class, each share of Andrx Group tracking stock has one vote.

      Sale of Cybear Group. Upon a sale or other disposition by Andrx Corporation of all or substantially all of the properties and assets attributed to the Cybear Group, Andrx Corporation is required to pay a dividend on the outstanding shares of Cybear Group Common Stock, redeem some or all of the outstanding shares of Cybear Group Common Stock or convert outstanding shares of Cybear Group Common Stock into shares of Andrx Group Common Stock, subject to some exceptions.

      Dividends. Andrx is not required to pay dividends on the shares of the Andrx Group tracking stock. Dividends on Andrx Group tracking stock are limited to the lesser of the amount that would be legally available for the payment of dividends if the Andrx Group was a stand-alone corporation and an amount equal to the funds legally available for the payment of dividends for Andrx Corporation. Andrx may choose to pay dividends on either the Andrx Group or the Cybear Group of tracking stocks in equal or unequal amounts.

      Dissolution. In the event of a dissolution of Andrx, the holders of Andrx Group tracking stock do not have a preferential right to the assets attributed to the Andrx Group. Each share of Andrx Group tracking stock will be entitled to receive a portion of the assets, if any, of Andrx Corporation remaining for distribution. The rights or dissolution of holders of Andrx Group tracking stock may not bear any relationship to the relative market values or relative voting rights of the two classes.

      Please see Andrx' public filings for more information on its tracking stock. For information on where you can access Andrx' filings, please see "Where You Can Find More Information."

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January       *    January      *    January   4 3/4   January   8 9/16   January   14 5/32  January   35 1/8
February      *    February     *    February  4 7/8   February  7 49/64  February  16 31/32 February  48 1/32
March         *    March        *    March     6 1/4   March     6 31/32  March     22 25/32 March     57 3/4
April         *    April        *    April     5 5/16  April     9 3/8    April     19 11/16 April     51 3/16
May           *    May          *    May       5 15/16 May       8 3/8    May       25 7/32  May       59 5/8
June          *    June      3 25/32 June      9 9/16  June      9 3/16   June      38 9/16  June      63 59/64
July          *    July      3 5/16  July      8 5/16  July      8 15/16  July      33 17/32 July      78 1/16
August        *    August    3 5/8   August    9 13/16 August    7 21/64  August    35 15/16 August    87
September     *    September 3 5/16  September 11 3/8  September 9 3/16   September 29 17/64 September 90 7/8
October       *    October   3 9/16  October   9 5/8   October   9 3/4    October   23 7/8   October   72
November      *    November  3 1/2   November  9 23/32 November  9 7/8    November  25 3/4   November  71 23/64
December      *    December  4 1/32  December  8 9/16  December  12 13/16 December  21 5/32  December  57 7/8

      The closing price on January 18, 2001 was 63.63.

                         BIOVAIL CORPORATION (BVF)

      Biovail Corporation is a global integrated pharmaceutical company which specializes in the development of oral controlled-release rapid dissolve, enhanced absorption and taste masking technologies. Controlled-release products are formulations which release active drug compounds in the body gradually and predictably over a 12 to 24 hour period. Biovail formulates, clinically tests, registers, manufactures and out-licenses its own drug products. Biovail markets it products through its own sales force and through licensees.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January      11/16 January   6 15/32 January   7 7/32  January    9       January   10 9/16  January   24 15/16
February     7/8   February  7 3/32  February  6 1/32  February  10 57/64 February   9 35/64 February  32 15/16
March      1 1/16  March     7 3/32  March     5 13/16 March     12 1/16  March      9 5/8   March     22 1/8
April      1 13/32 April     7 1/16  April     6 1/4   April     10 7/32  April      8 49/64 April     23 27/32
May        1 21/64 May       8 17/32 May       7 13/32 May        8 31/64 May        9 35/64 May       23 5/8
June       1 35/64 June      7 13/16 June      7 35/64 June       8       June      12 49/64 June      27 23/32
July       1 63/64 July      6 5/8   July      6 11/16 July       8 7/32  July      14 3/64  July      29
August     2 5/64  August    7 1/2   August    7 7/64  August     7 1/64  August    14 29/64 August    32 1/32
September  2 7/8   September 8 7/8   September 7 17/64 September  6 47/64 September 12 11/16 September 40 23/32
October    3 15/64 October   7 5/16  October   7 7/32  October    7 51/64 October   13 51/64 October   42 1/16
November   4 3/8   November  7 1/8   November  7 23/32 November   8 1/2   November  17 7/16  November  32 3/4
December   6 7/16  December  6 13/32 December  9 49/64 December   9 29/64 December  23 7/16  December  38 27/32

      The closing price on January 18, 2001 was 38.16.

                    BRISTOL-MYERS SQUIBB COMPANY (BMY)

      Bristol-Myers Squibb Company is a diversified health and personal care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines, such as analgesics; personal care, such as skin and hair care products, cold remedies and deodorants; nutritional products; medical devices; and beauty care products. Bristol-Myers markets and sells its products internationally to the retail and wholesale markets and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    15 3/8   January   22 1/8   January   31 11/16 January   49 27/32 January   64 1/8   January   66 1/4
February   15 15/32 February  21 9/32  February  32 5/8   February  50 3/32  February  62 31/32 February  57 1/4
March      15 23/32 March     21 13/32 March     29 1/2   March     52 5/32  March     64 1/8   March     58
April      16 19/32 April     20 9/16  April     32 3/4   April     52 15/16 April     63 9/16  April     52 7/16
May        16 9/32  May       21 11/32 May       36 11/16 May       53 3/4   May       68 3/4   May       55 1/16
June       17 1/32  June      22 1/2   June      40 1/2   June      57 15/32 June      70 7/16  June      58 1/4
July       17 5/16  July      21 21/32 July      39 5/32  July      56 31/32 July      66 1/2   July      49 3/8
August     17 3/16  August    21 15/16 August    38       August    48 15/16 August    70 3/8   August    53 1/64
September  18 7/32  September 24 3/32  September 41 3/8   September 51 15/16 September 67 1/2   September 57 1/2
October    19 1/16  October   26 7/16  October   43 15/16 October   55 11/32 October   76 13/16 October   60 15/16
November   20 1/16  November  28 7/16  November  46 13/16 November  61       November  73       November  69 5/16
December   21 15/32 December  27 1/4   December  47 5/16  December  66 29/32 December  64 3/16  December  73 15/16

      The closing price on January 18, 2001 was 67.44.

                         ELI LILLY & COMPANY (LLY)

      Eli Lilly & Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Prozac, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own sales force. The animal health products are marketed by its own sales force to distributors and feed manufacturers.

           Closing            Closing           Closing            Closing            Closing            Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- -------- --------- --------
January    16 15/32 January   28 5/8  January   43 9/16  January   67 5/8   January   93 11/16 January   66 7/8
February   16 3/4   February  30 5/16 February  43 11/16 February  65 13/16 February  94 1/2   February  59 7/16
March      18 9/32  March     32 1/2  March     41 1/8   March     59 5/8   March     84 7/8   March     62 5/8
April      18 11/16 April     29 9/16 April     43 15/16 April     69 9/16  April     73 5/8   April     77 1/8
May        18 21/32 May       32 1/8  May       46 1/2   May       61 3/8   May       71 7/16  May       76 1/8
June       19 5/8   June      32 1/2  June      54 21/32 June      66 1/4   June      71 5/8   June      99 7/8
July       19 9/16  July      28      July      56 1/2   July      67 1/4   July      65 11/16 July      103 7/8
August     20 15/32 August    28 5/8  August    52 5/16  August    65 3/4   August    74 5/8   August    73 1/64
September  22 15/32 September 32 1/4  September 60 1/2   September 78 5/16  September 64 3/16  September 81 1/8
October    24 5/32  October   35 1/4  October   67 1/16  October   81       October   68 7/8   October   89 3/8
November   24 7/8   November  38 1/4  November  63       November  89 11/16 November  71 3/4   November  93 11/16
December   28 1/8   December  36 1/2  December  69 5/8   December  88 7/8   December  66 1/2   December  93 1/16

      The closing price on January 18, 2001 was 81.75.

                      FOREST LABORATORIES, INC. (FRX)

      Forest Laboratories, Inc. develops, manufactures, and sells branded and generic prescription drugs and nonprescription pharmaceutical products which are used for the treatment of a wide range of illnesses. Forest's branded products include treatment for depression, respiratory ailments, hypertension, angina and urinary tract infection. Forest's generic products include generic equivalents of its branded products and certain controlled-release products. Its products are marketed in the United States, Eastern Europe and the United Kingdom through its own sales force and through independent distributors in other parts of the world.

           Closing            Closing           Closing            Closing            Closing            Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price    2000      Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- ------- --------- ---------
January    24 3/4   January   27      January   18 7/8   January   29 11/16 January   46 3/16 January   67 1/2
February   25 3/8   February  26      February  19 1/16  February  31 9/32  February  49 9/16 February  68 5/16
March      23 13/16 March     24 3/8  March     18 13/16 March     37 1/2   March     56 3/8  March     84 1/2
April      22 1/2   April     23 1/16 April     17 1/16  April     36 3/16  April     44 1/2  April     84 1/16
May        22 1/16  May       20 5/8  May       21 1/8   May       33       May       47 5/8  May       88 1/2
June       22 3/16  June      19 5/16 June      20 23/32 June      35 3/4   June      46 1/4  June      101
July       22 3/16  July      17 1/16 July      22 3/4   July      37 1/2   July      51 1/4  July      107
August     22 3/8   August    20 9/16 August    20 17/32 August    32 3/4   August    48 1/2  August    97 7/8
September  22 1/4   September 18 1/16 September 21 1/16  September 34 3/8   September 42 1/8  September 114 11/16
October    20 11/16 October   19 1/4  October   23 1/8   October   41 13/16 October   45 7/8  October   132 1/2
November   21 1/4   November  19 3/8  November  22 3/8   November  46 5/8   November  51 3/16 November  67 3/4
December   22 5/8   December  16 3/8  December  24 21/32 December  53 3/16  December  61 7/16 December  66 7/16

      The closing price on January 18, 2001 was 61.50.

                      ICN PHARMACEUTICALS, INC. (ICN)

      ICN Pharmaceuticals, Inc. develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products as well as biotechnology research products. ICN's pharmaceutical and nutritional products treat viral and bacterial infections, diseases of the skin, neuromuscular disorders, cancer, cardiovascular disease, diabetes and psychiatric disorders. On October 17, 2000, ICN announced a restructuring plan to divide ICN into three separate publicly traded companies: Ribapharm, ICN International and ICN Americas. Each company would be distinct from the other and would have separate management teams.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- --------- --------
January    12 13/64 January   13 1/4   January   15 1/4   January   34 1/4   January   24 1/8  January   25
February    9 7/16  February  15 21/64 February  16 53/64 February  38 1/2   February  21 7/8  February  19 7/8
March      10       March     14 53/64 March     14 53/64 March     49       March     25 1/8  March     27 1/4
April      10 63/64 April     15       April     14 11/64 April     49 1/4   April     33 3/16 April     25 3/16
May        11 1/16  May       17 43/64 May       14 27/64 May       43 1/16  May       32 7/8  May       34 13/16
June       10 1/4   June      15 37/64 June      19 1/8   June      45 11/16 June      32 3/16 June      27 13/16
July       12 49/64 July      14       July      22 3/4   July      28 3/8   July      30 3/4  July      23 13/16
August     13 21/64 August    14       August    24 11/64 August    15 3/8   August    20 3/4  August    28 5/16
September  14 13/32 September 13 43/64 September 32 51/64 September 17 1/2   September 17 3/16 September 33 3/8
October    13 1/2   October   12 37/64 October   32 5/64  October   23 5/16  October   23      October   38 1/16
November   13 21/64 November  12 59/64 November  32 61/64 November  25 1/4   November  24 5/16 November  33 11/16
December   12 53/64 December  13 5/64  December  32 43/64 December  22 5/8   December  25 5/16 December  30 11/16

      The closing price on January 18, 2001 was 27.88.

                          IVAX CORPORATION (IVX)

      IVAX Corporation researches, develops, manufactures and markets proprietary branded and generic pharmaceuticals in the United States and international markets. IVAX's primary focus is on proprietary oncology and respiratory pharmaceutical products and generic pharmaceuticals in less competitive market segments. IVAX markets its proprietary pharmaceutical products through licensing arrangements and its generic pharmaceutical products are sold to drug wholesalers and retail drug store chains.

           Closing            Closing            Closing           Closing           Closing            Closing
  1995      Price     1996     Price     1997     Price    1998     Price    1999     Price     2000     Price
---------  -------- --------- -------- --------- ------- --------- ------- --------- -------- --------- --------
January    14 5/64  January   17 1/2   January   7 3/4   January   5       January    9 3/64  January   22 11/64
February   14 27/64 February  19 5/64  February  8 11/64 February  5 5/8   February   9 53/64 February  22 3/4
March      16 43/64 March     17 1/4   March     6 37/64 March     5 53/64 March      7 7/8   March     27 1/4
April      17 21/64 April     19 27/64 April     5 3/64  April     6 1/2   April      8 51/64 April     27 3/8
May        17 11/64 May       18 21/64 May       7 11/64 May       6 1/8   May        8 61/64 May       37 5/8
June       16 27/64 June      10 1/2   June      7 29/64 June      6 11/64 June       9 27/64 June      40 7/8
July       16 5/64  July       9 3/4   July      6 1/4   July      5 61/64 July      10 35/64 July      49 5/16
August     17 5/64  August    10 3/4   August    6 19/64 August    5 11/64 August    11       August    34 11/16
September  20 5/64  September 10 53/64 September 7 61/64 September 5 53/64 September 11       September 46
October    15 11/64 October   11       October   5 3/64  October   6 21/64 October   11 45/64 October   43 3/4
November   17 3/4   November  7 21/64  November  4 45/64 November  6 21/64 November  13 35/64 November  41
December   19       December  6 53/64  December  4 1/2   December  8 19/64 December  17 11/64 December  38 19/64

      The closing price on January 18, 2001 was 33.20.

                          JOHNSON & JOHNSON (JNJ)

      Johnson & Johnson manufactures and sells health care products and provides related services in countries around the globe. Johnson & Johnson's principal consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on cardiovascular, gastrointestinal, anti-infective, anti-fungal, contraceptives and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products, disposable contact lenses and other medical equipment and devices. Johnson & Johnson markets and distributes its products directly and through wholesalers.

           Closing           Closing            Closing            Closing            Closing             Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000      Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- --------- ---------
January    29 1/16 January   48       January   57 3/4   January   66 15/16 January    85 1/8  January    86 1/16
February   28 3/8  February  46 3/4   February  57 1/2   February  75 3/8   February   85 3/8  February   72
March      29 3/4  March     46 1/8   March     52 7/8   March     73 7/16  March      93 1/2  March      70 1/4
April      32 1/2  April     46 1/4   April     61 1/8   April     71 1/2   April      97 1/2  April      82 1/2
May        33 1/16 May       48 11/16 May       60       May       69 1/16  May        92 5/8  May        89 1/2
June       33 3/4  June      49 1/2   June      64 3/8   June      74       June       98      June      101 7/8
July       35 7/8  July      47 3/4   July      62 1/8   July      77 1/4   July       91 1/16 July       93 1/16
August     34 1/2  August    49 1/4   August    56 11/16 August    69       August    102 1/4  August     91 61/64
September  37 1/16 September 51 1/4   September 57 11/16 September 78 1/4   September  91 7/8  September  93 15/16
October    40 3/4  October   49 1/4   October   57 3/8   October   81 1/2   October   104 3/4  October    92 1/8
November   43 5/16 November  53 1/4   November  62 15/16 November  81 1/4   November  103 3/4  November  100
December   42 3/4  December  49 3/4   December  65 7/8   December  83 7/8   December   93 1/4  December  105 1/16

      The closing price on January 18, 2001 was 94.00.

                      KING PHARMACEUTICALS, INC. (KG)

      King Pharmaceuticals, Inc. researches, develops, manufactures, markets and sells primarily name-brand prescription pharmaceutical products. King acquires these pharmaceutical products and seeks to increase their sales by focused promotion and marketing, as well as by developing product line extensions and through product life cycle management. The company's pharmaceutical products include cardiovascular drugs, vaccines, anti-thyroid disorder drugs and women's health products. King, through a national sales force, markets its products to general/family practitioners and internal medicine practitioners across the United States. King also provides contract manufacturing to pharmaceutical and biotechnology companies. On May 23, 2000, King began trading on the New York Stock Exchange under the symbol "KG."

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January      *     January      *    January      *    January      *     January   10 23/32 January   39 21/64
February     *     February     *    February     *    February     *     February  10 23/32 February  31 51/64
March        *     March        *    March        *    March        *     March     12 21/64 March     21
April        *     April        *    April        *    April        *     April     12 9/32  April     32 59/64
May          *     May          *    May          *    May          *     May       10 9/16  May       36 1/2
June         *     June         *    June         *    June       6 7/32  June      11 1/2   June      43 7/8
July         *     July         *    July         *    July       7 11/64 July      12 1/16  July      31
August       *     August       *    August       *    August     6 25/64 August    15 25/64 August    33 1/4
September    *     September    *    September    *    September  6 7/64  September 15 9/16  September 34
October      *     October      *    October      *    October    6 59/64 October   13 7/16  October   44 13/16
November     *     November     *    November     *    November   6 43/64 November  30 3/4   November  48 3/4
December      *    December     *    December     *    December  11 23/32 December  37 3/8   December  51 11/16

      The closing price on January 18, 2001 was 43.50.

                          MERCK & CO., INC. (MRK)

      Merck & Co., Inc. discovers, develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocar (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management programs. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    20 1/8   January   35 1/16  January   45 5/16  January   58 11/16 January   73 3/8   January   78 5/8
February   21 3/16  February  33 1/8   February  46 1/16  February  63 25/32 February  81 1/2   February  61 9/16
March      21 5/16  March     31 1/8   March     42 1/8   March     64 3/32  March     80 1/8   March     62 1/8
April      21 7/16  April     30 1/4   April     45 3/16  April     60 1/4   April     70 3/8   April     69 1/2
May        23 1/2   May       32 5/16  May       44 15/16 May       58 1/2   May       67 5/8   May       74 5/8
June       24 9/16  June      32 5/16  June      51 5/32  June      66 7/8   June      73 5/8   June      76 5/8
July       25 13/16 July      32 1/8   July      51 15/16 July      61 25/32 July      67 5/8   July      71 21/32
August     24 15/16 August    32 13/16 August    45 29/32 August    57 31/32 August    67 3/16  August    69 7/8
September  28       September 35 3/16  September 49 31/32 September 64 25/32 September 64 13/16 September 74 7/16
October    28 3/4   October   36 15/16 October   44 5/8   October   67 17/32 October   79 9/16  October   89 15/16
November   30 15/16 November  41 1/2   November  47 13/32 November  77 9/16  November  78 11/16 November  92 1/16
December   32 13/16 December  39 13/16 December  53       December  73 3/4   December  67 3/16  December  93 5/8

      The closing price on January 18, 2001 was 82.88.

                      MYLAN LABORATORIES, INC. (MYL)

      Mylan Laboratories Inc. develops, licenses, manufactures, markets and distributes generic and branded pharmaceutical products. Mylan operates through its generic and branded pharmaceutical segments. Its generic pharmaceutical segment focuses on marketing a wide variety of lower cost alternatives to branded products and investing resources in developing new drug delivery systems. Mylan's branded pharmaceutical segment focuses on the cardiology, neurology and dermatology areas. Mylan develops its branded pharmaceutical segment through its own product development and product acquisitions. Mylan markets its products to retail drug stores, wholesalers, distributors and public and governmental agencies.

           Closing            Closing           Closing            Closing           Closing            Closing
  1995      Price     1996     Price    1997     Price     1998     Price    1999     Price     2000     Price
---------  -------- --------- ------- --------- -------- --------- ------- --------- -------- --------- --------
January    18 43/64 January   19      January   16 3/8   January   18      January   30 1/2   January   26 5/8
February   20 53/64 February  19 1/2  February  16 3/4   February  20 3/8  February  27 5/16  February  23
March      21 11/64 March     21      March     14 3/4   March     23      March     27 7/16  March     27 1/2
April      20 1/2   April     19 1/2  April     12       April     27 1/8  April     22 11/16 April     28 3/8
May        19 5/64  May       19      May       15 1/8   May       30      May       25 3/8   May       26 13/16
June       20 1/2   June      17 3/8  June      14 3/4   June      30 1/4  June      26 1/2   June      18 1/8
July       20       July      15      July      16 7/8   July      27 3/8  July      22 7/8   July      21 1/4
August     22 7/8   August    16 3/8  August    21 1/4   August    22 7/8  August    19 13/16 August    26 9/16
September  20 1/8   September 17 1/8  September 22 7/16  September 29 1/2  September 18 3/8   September 26 15/16
October    19 1/8   October   15 1/8  October   21 7/8   October   34 7/16 October   17 15/16 October   28
November   23 3/8   November  14 3/4  November  22 3/16  November  33 3/16 November  23 9/16  November  23 15/16
December   23 1/2   December  16 5/8  December  20 15/16 December  31 1/2  December  25 3/16  December  25 3/16

      The closing price on January 18, 2001 was 22.56.

                             PFIZER INC. (PPH)

      Pfizer Inc. develops, manufactures and markets medicines for humans and animals. Pfizer's operations are divided into pharmaceutical and consumer products segments. The pharmaceutical segment includes human pharmaceutical and animal health products. The human pharmaceutical products include prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders. The animal health products include antiparasitic, anti-infective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications and personal care products. Leading Pfizer consumer products include Viagra, Zyrtec, Visine and Bengay.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January     6 13/16 January   11 27/64 January   15 27/64 January   27 1/4   January   42 7/8   January   36 3/16
February    6 59/64 February  10 63/64 February  15 17/64 February  29 1/2   February  43 63/64 February  32 1/8
March       7 9/64  March     11 13/64 March     14 1/64  March     33 15/64 March     46 1/4   March     36 9/16
April       7 7/32  April     11 31/64 April     16       April     37 15/16 April     38 23/64 April     42 1/8
May         7 11/32 May       11 51/64 May       17 11/64 May       34 15/16 May       35 43/64 May       44 1/2
June        7 43/64 June      11 57/64 June      19 59/64 June      36 15/64 June      36 21/64 June      48
July        8 7/16  July      11 41/64 July      19 7/8   July      36 39/64 July      33 7/8   July      43 3/8
August      8 15/64 August    11 53/64 August    18 31/64 August    31       August    37 3/4   August    43 9/64
September   8 57/64 September 13 3/16  September 20 3/64  September 35 1/4   September 35 7/8   September 44 29/32
October     9 9/16  October   13 51/64 October   23 43/64 October   35 49/64 October   39 11/16 October   43 3/16
November    9 43/64 November  14 15/16 November  24 1/4   November  37 5/16  November  36 1/4   November  44 5/16
December   10 1/2   December  13 53/64 December  24 55/64 December  41 43/64 December  32 7/16  December  46

      The closing price on January 18, 2001 was 41.13.

                     SCHERING-PLOUGH CORPORATION (SGP)

      Schering-Plough Corporation researches, develops and markets new therapies and treatment programs worldwide. Schering-Plough's core product groups include allergy, respiratory, anti-infective, anticancer, dermatologicals, and cardiovascular pharmaceutical products, and healthcare products, including foot care and sun care products. Schering-Plough also develops and markets animal health biological and pharmaceutical products. Schering-Plough's products include Claritin (allergy), Coppertone (sun care) and Dr. Scholl's (footcare).

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January     9 13/16 January   13 9/16  January   18 29/32 January   36 3/16  January   54 1/2   January   43 7/8
February    9 51/64 February  14 1/32  February  19 3/32  February  38 1/32  February  55 11/16 February  35
March       9 19/64 March     14 17/32 March     18 3/16  March     40 7/8   March     55 1/4   March     37 1/8
April       9 27/64 April     14 11/32 April     19 15/16 April     40 5/32  April     48 5/16  April     40 5/16
May         9 27/32 May       14 21/32 May       22 11/16 May       41 13/16 May       45 1/16  May       48
June       11 1/32  June      15 11/16 June      23 15/16 June      45 13/16 June      52 1/2   June      50 1/2
July       11 5/8   July      13 3/4   July      27 9/32  July      48 3/8   July      49       July      43 3/16
August     11 21/32 August    13 31/32 August    24       August    43       August    52 5/8   August    40 9/64
September  12 27/32 September 15 11/32 September 25 3/4   September 51 27/32 September 43 5/8   September 46 9/16
October    13 13/32 October   16       October   28 1/32  October   51 7/16  October   49 1/2   October   51 11/16
November   14 11/32 November  17 13/16 November  31 11/32 November  53 3/8   November  51 1/8   November  56 1/16
December   13 11/16 December  16 3/16  December  31 1/16  December  55 1/4   December  42 3/8   December  56 3/4

      The closing price on January 18, 2001 was 53.13.

                    WATSON PHARMACEUTICALS, INC. (WPI)

      Watson Pharmaceuticals, Inc. develops, produces, markets, and distributes branded and generic pharmaceutical products. Watson's products include prescription and over-the-counter therapeutic and preventive agents used for the treatment of human diseases and disorders in the primary care, women's health, dermatology and neurology/psychiatry areas. Watson markets its branded pharmaceutical products through specialty sales groups who focus on healthcare professionals. Watson's generic pharmaceutical products are sold to drug wholesalers, distributors and retailers, hospitals and health maintenance organizations.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    12 3/8   January   22 7/8   January   22 13/32 January   36 3/4   January   54 5/8   January   40 5/16
February   12 29/32 February  21 1/2   February  21 13/16 February  35 7/8   February  48 3/8   February  40
March      14 3/4   March     20       March     17 7/8   March     36       March     44 1/8   March     39 11/16
April      15 9/16  April     23 3/4   April     17 7/8   April     43 1/16  April     40 1/2   April     44 15/16
May        18 3/8   May       22 1/2   May       19 9/16  May       43 3/4   May       38 5/16  May       44 5/16
June       19 1/2   June      18 15/16 June      21 1/8   June      46 11/16 June      35 1/16  June      53 23/32
July       18       July      19 1/2   July      24 3/4   July      45 1/8   July      34 7/16  July      55 1/4
August     20 11/16 August    14 1/2   August    26 9/32  August    45 1/16  August    35 7/8   August    61 21/32
September  20 1/2   September 18 3/4   September 29 7/8   September 51 3/4   September 30 9/16  September 65
October    22 3/8   October   16 11/16 October   31 3/4   October   55 13/16 October   31 3/4   October   62 9/16
November   23 9/16  November  19 1/2   November  29 3/4   November  53 7/8   November  37 3/16  November  46
December   24 1/2   December  22 15/32 December  32 7/16  December  62 7/8   December  35 13/16 December  51 3/16

      The closing price on January 18, 2001 was 47.56.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       [LOGO OF PHARMACEUTICAL HOLDRS SM]

                       1,000,000,000 Depositary Receipts

                      Pharmaceutical HOLDRS SM Trust

                              -------------------

                              P R O S P E C T U S

                              -------------------

                             January 23, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee........... $   79,148
      Printing and engraving expenses............................... $  150,000
      Legal fees and expenses....................................... $  800,000
      Rating agency fees............................................ $        0
      Miscellaneous................................................. $   20,852
                                                                     ----------
        Total....................................................... $1,050,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 23, 2001.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                                             *
                                          By:----------------------------------
                                             Name:Ahmass L. Fakahany

                                             Title: Senior Vice President and
                                                    Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 23, 2001.

                        Signature                           Title
                        ---------                           -----

                            *                      Director
       ___________________________________________
                    John L. Steffens

                                                   Director
       ___________________________________________
                    E. Stanley O'Neal

                            *                      Director
       ___________________________________________
                   George A. Schieren

                            *                      Director
       ___________________________________________
                    Thomas H. Patrick

                            *                      Senior Vice President
       ___________________________________________ and Chief Financial
                   Ahmass L. Fakahany              Officer

                            *                      First Vice President and
       ___________________________________________ Controller
                    Dominic A. Carone

      *By:   /s/ Stephen G. Bodurtha              Attorney-in-Fact
              ---------------------------------
                  Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
  *4.1    Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York,
          as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

  *4.2    Form of Amendment No. 2 to the Standard Terms for Depositary Trust
          Agreements

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Pharmaceutical HOLDRS Receipts

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1    Power of Attorney (included in Part II of Registration Statement)

 *24.2    Power of Attorney of Dominic A. Carone

--------
* Previously filed.